UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2006 - June 22, 2006
(Date of Report - Date of earliest event reported)

KERR-MCGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma        73102
(Address of principal executive offices) (Zip Code)

(405) 270-1313
(Registrant’s telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2006, Kerr-McGee Corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Anadarko Petroleum Corporation (“Anadarko”) and APC Acquisition Sub, Inc., a wholly owned subsidiary of Anadarko (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Anadarko. In the Merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive $70.50 per share in cash, subject to increase at the rate of $0.01255 per day for each day after August 10, 2006 that the Merger has not been completed, but not exceeding $71.0271 per share. The total consideration for the acquisition of the Company, including retirement of outstanding Company-issued options and refinancing of the Company’s indebtedness, is estimated to be approximately $18 billion. Anadarko intends to finance the Merger and the related refinancing with debt. The Merger is not, however, subject to a financing condition.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including the Company’s agreement (subject to certain exceptions) to (i) conduct its business in the ordinary course and not to engage in certain kinds of transactions between the execution of the Merger Agreement and the consummation of the Merger and (ii) not solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions.

The Merger is subject to receipt of approval of the Company’s stockholders and applicable regulatory approvals, as well as other customary closing conditions, including a condition that each of the directors of the Company shall have resigned as of the effective date of the Merger.

The Merger Agreement contains certain termination rights for both Anadarko and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Anadarko a termination fee of $493,000,000 plus reimbursement of Anadarko’s expenses up to a maximum of $10,000,000.

As more fully described in Item 3.03 below, in conjunction with the Merger Agreement, the Company, as more fully described in Item 3.03 below, entered into a second amendment to the Rights Agreement dated as of July 26, 2001, and amended as of July 30, 2001, to, among other things, make the rights issued pursuant to the Rights Agreement inapplicable to the Merger and related transactions.

The foregoing descriptions of the Merger Agreement and the Second Amendment to the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the Second Amendment to the Rights Agreement, a copy of which was filed as Exhibit 4.3 to the Company’s Form 8-A filed on June 23, 2006, and which is incorporated herein by reference.

Cautionary Statement

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Investors should not rely upon the representations and warranties in the Merger Agreement as statements of factual information about either the Company or Anadarko. These representations and warranties were made by the Company and Anadarko only for purposes of the Merger Agreement, were made solely to each other as of the date specified in the Merger Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Merger Agreement, including important modifications and limitations set forth in disclosure letter delivered by the Company to Anadarko. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the Company and Anadarko. Information about the Company and Anadarko can be found elsewhere in this document and in other public filings that the Company and Anadarko make with the SEC, which are available without charge at www.sec.gov. See “Additional Information and Where to Find It” below.

Additional Information and Where to Find It

A stockholder meeting will be announced soon to obtain stockholder approval for the Merger. The Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, 73102. The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed Merger by reading the proxy statement, which will be filed with the SEC.

Amended and Restated Continuity Agreement

On June 22, 2006, the Company entered into an Amended and Restated Continuity Agreement (the “Amended and Restated Continuity Agreement”) with Luke R. Corbett, the Company’s Chairman and Chief Executive Officer. The Amended and Restated Continuity Agreement amends, restates and supersedes the existing continuity agreement with Mr. Corbett, which was previously amended and restated as of May 22, 2006, and filed as Exhibit 10.1 to the Company’s Form 8-K filed May 22, 2006 to provide that Mr. Corbett will not directly or indirectly compete with the Company or solicit clients or customers of the Company for a period of twelve months from the date of the termination of his employment with the Company.  The amendments further provide that Mr. Corbett will be entitled to a lump sum payment of $3,313,178 (plus a gross-up for taxes) if his employment is terminated under certain circumstances within two years of a change in control of the Company and that for one year following the termination of his employment, at the Company’s expense, Mr. Corbett wil be entitled to the use of his current office in Oklahoma City or a comparable office and the services of a secretary.

The foregoing description of the Amended and Restated Continuity Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Continuity Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03               Material Modification to Rights of Security Holders

On June 23, 2006, the Company and UMB Bank, N.A. entered into the Second Amendment (the “Second Amendment”) to the Rights Agreement dated as of July 26, 2001, and amended as of July 30, 2001, by and between the Company and UMB Bank, N.A. as rights agent (the “Rights Agreement”). The Company entered into the Second Amendment to render the Rights Agreement inapplicable to the (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the merger agreement.

In addition, the Second Amendment provides for (i) the extension of the expiration date of the Rights Agreement, from July 26, 2006 to July 22, 2016; and (ii) the termination of the Rights Agreement upon the earliest of the expiration date, redemption, exchange or immediately prior to the effective date of the Merger.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Item 2.1                                                       Agreement and Plan of Merger among the Company, Anadarko Petroleum Corporation and APC Acquisition Sub, Inc.

Item 4.1                                                         Second Amendment to Rights Agreement, dated as of June 23, 2006, by and between the Company and UMB Bank, N.A.

Item 10.1                                                   Amended and Restated Continuity Agreement, dated as of June 22, 2006, between the Company and Luke R. Corbett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	/s/ Gregory F. Pilcher
Name: Gregory F. Pilcher
Title: Senior Vice President, General Counsel and Secretary

Dated: June 23, 2006

Exhibit Index

Exhibit No.

2.1                                                                                 Agreement and Plan of Merger among the Company, Anadarko Petroleum Corporation and APC Acquisition Sub, Inc.

4.1                                                                                 Second Amendment to Rights Agreement, dated as of June 23, 2006, by and between the Company and UMB Bank, N.A (incorporated by reference to Exhibit 4.3 to Registrant’s Amendment No. 2 to Registration Statement on Form 8-A, dated June 23, 2006).

10.1                                                                           Amended and Restated Continuity Agreement, dated as of June 22, 2006, between the Company and Luke R. Corbett.